UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2005

THE RESERVE PETROLEUM COMPANY
(Exact name of registrant as specified in its charter)

Delaware	0-8157	73-0237060
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6801 N. Broadway, Suite 300, Oklahoma City Oklahoma 73116-9092
(Address of principal executives offices)  (Zip Code)

Registrant’s telephone number, including area code (405) 848-7551

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant
Under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 425 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)) Item 8.01 Other Events

Item 8.01   Other Events

The Reserve Petroleum Company owns a 2.45% royalty interest in the Burlington Resources operated T-Bar-X Martin Unit #3 well in Robertson County, Texas. Gas sales from the well commenced in late March 2005 and averaged 25.5 million standard cubic feet per day during April. Based on revenues received recently for this well, the Company’s future revenues could be significantly impacted by production from this well.

The above information includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included above , other than statements of historical facts, address matters that the Company reasonably expects, believes or anticipates will or may occur in the future. Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RESERVE PETROLEUM COMPANY
(Registrant)
Date: July 18, 2005	By:	/s/James L. Tyler
James L. Tyler
(Secretary/Treasurer)